EXHIBIT 10.9

JOINT VENTURE AGREEMENT

ENTERED INTO AND BETWEEN

CORPORACION AMERMIN, S.A. DE C.V.

(OPERATING PARTNER)

AND

MINAS DE TOPAGO, S.A. DE C.V.

(MINORITY PARTNER)

FOR

THE MINING, EXTRACTION, PROCESSING AND

MARKETING OF PROFITABLE MINERALS FROM

SEVERAL MINING PROPERTIES.

PLACE & DATE:   CHIHUAHUA, CHIHUAHUA, MEXICO.

JUNE 9th, 2005.

Joint Venture Agreement for the mining, extraction, processing and marketing of profitable minerals from several mining properties, entered on and between CORPORACION AMERMIN,S.A. DE C.V. (that hereinafter shall be referred to as the OPERATING PARTNER) hereby represented by its Sole Administrator RAMIRO TREVIZO LEDESMA, on one hand and on the other  MINAS DE TOPAGO, S.A. DE C.V. (that hereinafter shall be referred to as the MINORITY PARTNER) hereby represented by its Sole Administrator ING. MIGUEL CERVANTES SOTO, according to the following:

S T A T E M E N T S

A). The MINORITY PARTNER by means of its legal representative states as follows:

I.- That the body corporate he is representing is a Mexican company duly formed in Chihuahua  City, State of Chihuahua, on January 13th,1995, before Maria del Carmen Valenzuela Breach, Notary Public number 26, through Public Deed number 1690, and filed in the Chihuahua City Registry of Commerce under number 1243, page 61 of Book 648.

II.- That the company he is hereby representing has the lawful control of the following mining properties:

PROPERTY 1:

Property’s name...................................”LA COLMENA ”

Type of concession..............................Exploitation

Title number........................................ 181965

Property’s location..............................  Municipality of Chinipas, State of Chihuahua, Mexico

Property’s surface................................ 16 hectares

PROPERTY 2:

Property’s name...................................”LA BILLONARIA ”

Type of concession..............................Exploitation

Title number…......................................196120

Property’s location................................Municipality of Chinipas, State of Chihuahua, Mexico

Property’s surface................................34 hectares

PROPERTY 3:

Property’s name...................................”CUITLAHUAC ”

Type of concession..............................Exploration

File number….......................................191845

Property’s location..............................  Municipality of Chinipas, State of Chihuahua, Mexico

Property’s surface................................150 hectares

PROPERTY 4:

Property’s name...................................”LA MEXICANA ”

Type of concession..............................Exploitation

Title number......................................... 211981

Property’s location..............................  Municipality of Chinipas, State of Chihuahua, Mexico

Property’s surface................................ 675.32 hectares

The above mining properties hereinafter shall be referred to as the PROPERTIES.

III.- That the PROPERTIES are free of any encumbrances, liens, or domain limitations at the time of signing of this Agreement ( the “Date of Signing”).

IV.-That the PROPERTIES  are not in compliance with the Federal Law of Duties and the Mining Law as to the payment of surface taxes; thus there are past amounts due related with the said tax, and this event was previously informed to the OPERATING PARTNER. Besides, the aforesaid   due taxes shall be paid as provided for in paragraph “C)” of Clause 3 hereunder.

V.- That the PROPERTIES are not currently engaged under any previous valid contract or agreement, either verbal or in written, with a third party.

VI.- That all rights derived from the mining certificates or titles to the PROPERTIES have not been transferred, granted, sold, or leased to any other party, and the body corporate entitled to such rights at this time is the MINORITY PARTNER solely.

VII.- That during the legal effect of this Agreement, the mining rights derived from the titles to the PROPERTIES shall not be waived or relinquished; and no applications for reduction, unification or grouping shall be filed neither, unless the OPERATING PARTNER agrees to. In addition, the mining rights to the PROPERTIES shall not be conveyed, engaged or burdened, either totally or partially during the existence of this Agreement. The MINORTY PARTNER is hereby fully aware that it must comply with the obligations that the Mining Law imposes to any holder of a mining property, according to the Article 27 paragraph II thereof.

VIII.- That hereby grants the OPERATING PARTNER, with the exclusive rights of mining, extracting processing and marketing all profitable minerals (the “Minerals”) that exist within the PROPERTIES.

It shall be understood by "Minerals" any and all minerals, either  precious or base, metallic or non-metallic, that can be found in or on the PROPERTIES, accordingly with the applicable laws, regulations, dispositions,  decrees or any other legal ordinance in force, they being feasible of exploration, development, exploitation, extraction, processing, purchase and disposal, including all concentrates and metals .

IX . -That along with all of the above granted rights for extracting, mining, processing and marketing the Minerals, all rights to the land, water rights, installations, and related facilities that could exist within the PROPERTIES are also included.

Procurement of any kind of necessary permits or permissions  -either from governmental offices or third parties- to achieve the business terms of this Agreement, shall be sole responsibility of the MINORITY PARTNER with assistance from the MINORITY PARTNER.

B). The OPERATING PARTNER by means of its legal representative states as follows:

I. That the body corporate he is representing is a Mexican company duly formed in Chihuahua City, State of Chihuahua, on August 9th ,1995, before Mr. Jose R. Miller Hermosillo, Notary Public number 2, through  Public Deed number 9311, and duly registered in the Chihuahua City’s Registry of Commerce under electronic file number 21161*10, and that the company’s taxpayer number is CAM950810K77.

II. That the company he is hereby representing shall contribute the initial start-up capital for the project, advancing and financing the necessary investment funds for acquiring, hauling, and installing any equipment and machinery as well as a processing plant or mill with a capacity  for 75 tons per day; funds to afford payments for fuel, payroll and wages, buying of a vehicle for personnel transportation, work shops, offices, road rebuilding and other needed expenses  to start the project’s operation stage timely and for this event  both parties shall give their best. The initial funds that shall be invested in the aforesaid acquisitions and expenditures are US 450,000,00  (Four Hundred and Fifty Thousand Dollars NO/100) as a minimum initial capital investment, that shall be reimbursed or paid back as set out herein. The payment for exclusivity as mentioned in Clause 3  of this  Agreement is included in the above initial capital investment.

III. That purchase of additional equipment and increase of capacity of the processing  plant, must be mutually agreed to, and shall be made according to the provisions of this Agreement.

IV. That during the legal effect of this Agreement, the mining titles to the PROPERTIES shall be kept in good tax and legal standing, paying the surface tax every six months according to the Mining Law and its Regulations, and providing funds to update unpaid taxes as provided for in Clause 3 herein, filing the mandatory assessment work reports and technical reports in the Secretariat of Economy as well.

V.  That the OPERATING PARTNER shall also have the right of first refusal on entering into an agreement with the MINORITY PARTNER or amending this Agreement  as to any other mining or mineral processing activity owned or controlled  by the latter and located within The PROPERTIES.

VI.  That to successfully achieve the purposes of this Agreement, the legal representative of OPERATING PARTNER states that the company has funds enough and expertise to develop the PROPERTIES, thus, being able to carry out and/or perform any and all activities, including the carrying-out of mining works and road rebuilding for accessing the plant site; to bring in required contractors, installation of facilities such as: canteens, dormitories,etc., bring in equipment, machinery, devices, tools, and materials; and exercise all other rights conferred by any Mexican Law for the benefit of the OPERATING PARTNER.

NOW, THEREFORE, time is of the essence, and considering that the PROPERTIES require: (a) important investments as to equipment and machinery, (b) remaking the plant site access road, and (c) performance of significant mining works, the MINORITY PARTNER recognizes that  working together with the OPERATING PARTNER will  improve the  efficiency of time required to perform the mining, extracting, processing and marketing of the Materials. The OPERATING PARTNER will lead the effort, and in general will coordinate the activities and procurement of the appropriate first machinery and equipment and sufficient start-up funds as set out herein, according to the following:

C L A U S E S

1. Operation and Management of the Project.

A). The MINORITY PARTNER hereby agrees that OPERATING PARTNER shall manage the  project, having the latter the right to freely appoint managers, supervisors or foremen depending  on the development itself of the project. However, the MINORITY PARTNER shall have the undeniable right, at any time, to perform audits -either directly or through an Accounting Firm- to  the accounting books and ledgers that must be kept by the OPERATING PARTNER related to the project. The

Accounting Firm fees shall be paid at the MINORITY PARTNER’s sole expense.  Both parties hereby agree to jointly conduct the production/operation activities, even appointing an Operation Manager by common consent, who should be responsible for the performance of the production works.

B). If an Operation Manager is appointed according to the above paragraph, such Manager should be wholly responsible for the day to day operation and conduction of the mining, extracting processing, and marketing of the Minerals in compliance with the applicable environmental regulations and other related laws and statutes.

C). However, the OPERATING PARTNER is hereby authorized to seek for specialized constructors or mining agents or companies to perfom certain works or activities within the PROPERTIES, during the existence of the project, whose fees or wages shall be paid by the OPERATING PARTNER and afterwards redeemed as set our herein.

2. Duration of this Agreement.

The term of this Agreement is for a period of seven (7) years, as of the Date of Signing, obligatory for the MINORITY PARTNER, and voluntary for the OPERATING PARTNER. However, this Agreement will be periodically extended as long as the mining, extracting, processing and marketing of the Materials are profitable and taking place.

3. Grant of Exclusivity Rights.

A). The OPERATING PARTNER shall contribute the amount of US 100,000.00 (One Hundred Thousand Dollars NO/100) at the Date of Signing or according to the schedule set out hereunder, to attain the exclusive rights for mining, extracting, processing, and marketing the Minerals that exist within the PROPERTIES.

B).  The above US 100,000.00 should be contributed by the OPERATING PARTNER according to the following schedule:

1. US 25,000.00 that were already paid to the MINORITY PARTNER.

2. US 30,000.00 at the Date of Signing.

3. US 45,000.00 on or before August 5th, 2005.

C). The above funds shall be mainly used to pay off all of the pending surface taxes owed by the MINORITY PARTNER as to the PROPERTIES, imposed by Article 27 paragraph II of the Mining

Law in force, and once said taxes are paid off, the MINORITY PARTNER shall deliver the OPERATING PARTNER  copies of the corresponding  payment receipts or payment tax forms.

4. Ownership of the PROPERTIES.

Both parties hereby acknowledge that the MINORITY PARTNER is the sole owner of the PROPERTIES and will remain as such until termination of this Agreement, unless the MINORITY PARTNER decides to sell them to the OPERATING PARTNER that shall have the first right of refusal to buy the PROPERTIES.   The MINORITY PARTNER could sell the PROPERTIES to a  third party, only if the OPERATING PARTNER grants its consent to.

5. Allocation or Distribution of Profits.

A). In return for its start-up investment and equipment and machinery, technical expertise, and management role, the OPERATING PARTNER will be entitled to Sixty percent ( 60%) of the net profits, and the MINORITY PARTNER will be entitled to Forty percent ( 40%) of the net profits in return for contributing the PROPERTIES to the project and other contributions set out herein.

B). It shall be understood as  “Shareable Net Profits”, any resultant amount after deducting the below items from the total earned incomes of the project’s operation activities, either earned by sales of the Minerals or its concentrates or similar mineral products or earned by interests or other incomes or yields:

I.  The mutually approved costs for acquisitions, installations, works, equipment and any other activity or transaction as mentioned in this very same letter “B)” paragraph II of this Agreement, that had been performed during the first stage of the project and the operation of the processing plant had started accordingly, including the contribution or payment  for exclusivity, as provided   for in Clause 3, Grant of Exclusivity Rights;

II. The mutually approved costs and expenses incurred because of the operation and mining of the project  itself such as: extraction and marketing of the Minerals, concentrates and other similar mineral  products, including any type of taxes, duties, royalties, charges, or deductions made as a result of the sales of the Minerals.

III. The reasonable costs incurred in the performance of any technical work or technical study, as well as payment of surface taxes, duties, expenditures or fees to keep in good standing the PROPERTIES and save them free of liens or burdens;

IV. The monies enough to form a contingency fund, whose minimum balance shall be freely       set up or agreed by the parties; however, such minimum balance shall not be lower than ten (10) per cent of the incomes that had been earned during the period of time shown in every payment receipt delivered by the smelter or buyer.

Once the shareable net profits are calculated and duly paid between the parties, each party shall be liable of paying its own income tax according to the applicable fiscal laws.

C). There will be a periodic disbursal of net profits every month, in an amount consistent with the above percentage of ownership interests, or at any other time with the approval of the other party. In either case, the total amount of withdrawals shall not, at any time, jeopardize the carrying-out of the production activities.

D).  Both parties hereby agree that the mechanism for sharing out  the net profits as provided for in letter “B)“ paragraph I) of this Clause, shall be applicable as long as credit balances are shown in the OPERATING PARTNER’s accounting books , and once the initial capital investment is fully  redeemed, the corresponding deduction shall not be made to the shareable net profit.

E).  If the OPERATING PARTNER decides to terminate its involvement, the MINORITY PARTNER will have the first right of refusal to purchase the OPERATING PARTNER’s interest  and viceversa.

F).  The OPERATING PARTNER shall have the right to increase the processing plant capacity up to 175 tons per day, having the MINORITY PARTNER’s consent to such increase. The allocation and distribution of the net profits related to the aforesaid increase, shall be made according to the following terms:

1. The OPERATING PARTNER shall make the above increase to the plant capacity at its sole expense;

2.  The MINORITY PARTNER shall be paid according to its ownership interest as set out in paragraph “A)” of  this clause (40%), as if the increase was not made yet, until full reimbursement of the monies disbursed to increase the plant capacity; and

3. Once the OPERATING PARTNER has been reimbursed as stated above, the MINORITY PARTNER shall start receiving its net profits according to the new plant capacity (175 tons per day).

6. Equipment and Machinery acquired during this Agreement.

A). All equipment and machinery acquired by the OPERATING PARTNER at its sole expense during the legal effect of this Agreement, shall be deemed as exclusive property of the OPERATING PARTNER until termination thereof. However, If the project turns out unprofitable, such equipment and machinery shall become common property of the parties according to their corresponding ownership interests as provided for in Clause 5 paragraph “A)” of this Agreement, provided that the purchase cost of the aforesaid equipment and machinery had been redeemed already at the time of the project becoming unprofitable.

B). If, during the legal effect of this Agreement, a proposal of purchase is made to the parties  from a third party, and such potential buyer was interested in acquiring the above equipment and machinery along with the PROPERTIES, the buy-out price shall be shared or split fifty-fifty       (50%-50%) between the parties if they decide to accept the proposal.

7. Possibility of assignment of rights.

The OPERATING PARTNER shall have the right to partially transfer or assign to a third party its rights and/or obligations stated herein, provided the MINORITY PARTNER gives its permission in written to the OPERATING PARTNER  to do so and viceversa, and the assign or transferee fully oblige himself  to assume the obligations set out in this Agreement for the OPERATING PARTNER before the MINORITY PARTNER.

8. Costs and fees.

The OPERATING PARTNER shall pay all taxes, duties, notary’s fees or attorney’s fees which will be a cost to this Joint Venture Agreement.

9. Governing Law.

A). The parties hereby recognizes that this Agreement is regulated by the provisions of the Federal Commerce Code in first place, the Federal Civil Code in second place  and the Civil Code of Chihuahua State in third place.

B). The parties hereby agree that the state and federal courts with competent jurisdiction in the City of Chihuahua, State of Chihuahua, shall have the authority to resolve any lawsuit or claim arising under this Agreement. The parties hereby renounce and waive to the jurisdiction of any other court to whose jurisdiction they might have a right to, because of their current or future domiciles.

10. Default of Obligations.

A). The parties shall be entitled to issue the rescission of this Agreement (the “Notice of Rescission”) in the event of non-compliance with any of the obligations entered into herein.  In the event of default of obligations, the affected party shall deliver to the address of the defaulting party, as set out hereunder, a notice of default of obligations (the “Notice of Default”) and it shall grant to the defaulting party thereon a term of  thirty (30)  calendar days, commencing on the date of receipt of the Notice of Default, to comply with any and all of the defaulting obligations. The aforesaid notice may be made by any type of delivering service or courier with acknowledgment of receipt. The date that is shown in such acknowledgment of receipt shall be deemed as the commencement of the above term of fifteen days.

B). The affected party shall be entitled to issue the Notice of Rescission –without having recourse to the law- at the expiration of the term mentioned hereinbefore, as the case may be, in the event that the defaulting party does not comply with any and all of the outstanding obligations within the said term; therefore, the legal effect of this Agreement shall completely cease as of the day of acknowledgment of receipt of the Notice of Rescission.

C).  Any notice given or required to be given between the parties as a result of the fulfillment of this Agreement, shall be made to the following domiciles:

to the OPERATING PARTNER:

At’n: Ramiro Treviño Ledesma and/or Lic.Rubén Perales R.

Calle Ernesto Talavera número 1215, Colonia Linss,

C.P. 31020, Chihuahua, Chihuahua

to the MINORITY PARTNER:

At’n: Ing. Miguel Cervantes Soto

Calle Mercurio número 3901-16, Fracc. Rincón Colonial,

C.P.31189, Chihuahua, Chihuahua

The parties may freely change the above domiciles at any time, provided they give each other a timely notice in writing within ten (10) calendar days as of the day of such changing of domiciles.

11. Force Majeur.

Fulfillment of the obligations and responsibilities set out in this Agreement may temporarily be suspended due to acts of god or force majeur, such as: strikes, wars, riots, revolutions, disturbances, earthquakes, fires, actions from third parties, seizure of assets from lawful or  de facto officers, or by any other similar cause out of the parties reach. the parties agree in suspending this contract legal effects regarding the affected obligations solely to be reestablished once the force majure ceases.  All time limits or deadlines set out herein shall be extended accordingly.  In any event, the parties oblige themselves to reasonably reduce the interruptions or trying to solve the problems as soon as possible.

12. Termination of this Agreement.

This Agreement may be terminated by the occurrence of any of the termination causes set out in applicable Mexican mining and mercantile legislation.

13. Removal of Equipment and Machinery.

            Upon termination of this Agreement as a result of the occurrence of any of the termination causes set out above, the OPERATING PARTNER shall be granted a term of eight hundred and eighty     (180) calendar days to remove from the PROPERTIES any movable goods, including any equipment, machinery, tool  or device, that were used during the performance of the mining, processing and marketing of the Materials, unless the aforesaid effects are seized or attached in any other lawful mean as a result of a lawsuit filed by the MINORITY PARTNER itself because of an unpaid debt from the OPERATING PARTNER to the first mentioned, or impossibility of removal as provided for in Clause 6, paragraph “A)” of this Agreement.

14. Successors and assigns.

This Agreement is binding upon, and inures to the benefit of, the MINORITY PARTNER and the OPERATING PARTNER and their respective successors and assigns.

15. Languages.

The parties hereby covenant and agree that this Agreement is executed and delivered in both English and Spanish, and that in the event of any discrepancy between the two versions, the Spanish version shall prevail.

16. Annulment of previous agreements.

Both parties hereby acknolwedge that any existing and previous agreement between them as  to the PROPERTIES, either verbal  or in written, shall be superseded by this Agreement.

17. Delivery of copies of the mining titles to the PROPERTIES.

The MINORITY PARTNER hereby delivers to the OPERATING PARTNER copies of the mining titles or certificates to the PROPERTIES, for best legal efficacy of this Agreement.

THE PARTIES.

The OPERATING PARTNER:

/s/ Ramiro Trevizo Ledesma

CORPORACION AMERMIN, S.A. DE C.V.

Represented by: RAMIRO TREVIZO LEDESMA.

The MINORITY PARTNER:

/s/ Ing.Miguel Cervantes Soto

MINAS DE TOPAGO, S.A. DE C.V.

Represented by: ING.MIGUEL CERVANTES SOTO.

Tara Gold Joint Venture English 2-17-07

MINING EXPLORATION AND EXPLOITATION CONTRACT AND SURRENDER OF PROPERTY CONTRACT IN ORDER TO TRANSMIT TITLE HOLDING OF MINING CONCESSIONS CELEBRATED BY A) MINAS DE TOPAGO, S.A. DE C.V. REPRESENTED BY MR. MIGUEL CERVANTES SOTO IN HIS LEGAL PERSONALITY AS SOLE ADMINISTRATOR AND B) CORPORACIÓN AMERMIN, S.A. DE C.V. REPRESENTED BY ITS SOLE ADMINISTRATOR, MR. RAMIRO TREVIZO LEDEZMA IN ACCORDANCE WITH THE FOLLOWING:

DECLARATION

Parties declare that for the purposes of these Contracts, the abbreviations used will be understood as:

EXPLORER

COPORACIÓN AMERMIN, S.A. DE C.V., represented by Mr. Ramiro Trevizo Ledezma in his personality as Sole Administrator   and legal representative with General Powers for Litigation and Collection, Acts of Administration and Dominion as is evinced in Declaration II, numerals 1 and 2 of this present instrument; as well as any person, society or judicial entity either national or foreign that he might appoint for the exercise of any of the rights derived from these Contracts and is legally qualified for such an effect.

CONCESSIONAIRE

MINAS DE TOPAGO, S.A. DE C.V. as well as any person or persons, society or judicial entity, national or foreign it may appoint for the exercise of any of the rights derived from these Contract and is legally qualified for such an effect.

LOTS

The ones stated in extension and limits, named and covered by the Mining Concessions that are specified in this instrument in numeral 2 of the CONCESSIONAIRES’ Declarations, as well as those derived from them.

RIGHTS

Rights derived from the Mining Concession titles regarding THE LOTS.

OPERATIONS

Development and mining operations carried out at and for the benefit of THE LOTS.

LAW

Mining Law

REGULATION

Mining Law Regulations

SECRETARY

Secretary of the Economy

LFD

Federal Law on Rights

EUA

United States of America

RFC

Taxpayers Registration Number

I. The CONCESSIONAIRE declares:

1. To be a Corporation established accordingly to Mexican law and in compliance with first testimony of P  ublic Writ number 1690, granted in the city of Chihuahua on the 13th January 1995 before the Faith of María del Carmen Valenzuela Breach, Notary Public number 26 for the Morelos Judicial District, and is inscribed under numeral 1243 of Folio 55 of Book 649 of the Section of Commerce of the Real Estate Records Office of the Morelos District of the State of Chihuahua.

2. The management of the Society was entrusted to a Sole Administrator whose appointment befell on Mr. Miguel Cervantes Soto as is evinced in the Sixth Transitory Clause of the Society’s Incorporation Papers and is means through which he  was granted the faculties contained in Article Thirteenth of the Company’s Statutes consisting of a General Power for Litigation and Collection, Acts of Administration and Dominion and power that is inscribed under numeral 1244 of Folio 55 of Book 649 of the Section of Commerce of the Real Estate Records Office of the Morelos District of the State of Chihuahua.

3. That MINAS DE TOPAGO, S.A. DE C.V. is the legitimate title holder of the rights derived of the following mining concessions:

LOT N° 1

Name of LOTS	“LA COLMENA”
Type of Concession	Exploitation
Title number	181965, under registration numeral 248 of Public Folio of Mines on 18th March 1988.
Location	Municipality of Chínipas, State of Chihuahua.
Surface	16 Hectares

 LOT N° 2

Name of LOTS	“LA BILLONARIA”
Type of Concession	Exploitation
Title number	196120, under registration numeral 560, Folio 92 of Volume 270 of the General Book of Mining Concessions of the Public Registry of Mines on 23rd November 1992
Location	Municipality of Chínipas, State of Chihuahua
Surface	34 Hectares

LOT N° 3

Name of LOTS	“CUITLÁHUAC”
Type of Concession	Exploration
Title number	191845
Location	Municipality of Chínipas, State of Chihuahua
Surface	150 Hectares

Photostat copies of the Mining Concession Titles are attached and mentioned as Attachment 1 and conforming an integral component of this instrument and are considered as replicated without need of further transcription.

4. As of the date of signature of this document they are up to date in compliance to all obligations regarding the LOTS.

5. The LOTS starting point landmark is in good conservation standing and was built according to the terms of the LAW and its REGULATION.

6. The rights and legal qualification of the CONCESSIONAIRE regarding the LOTS have not been limited or revoked and he has not fallen into cause of invalidity, suspension or impediment of rights and, furthermore, he is not in the knowledge of any opposition whatsoever from any third party regarding the signing of this document and the celebration of the Contracts established in same, nor of the celebration of any other contract or document derived from them.

7. That MINAS DE TOPAGO, S.A. DE C.V. is currently carrying out the proceedings before the General Directory of Mines of the Secretary of the Economy of the Federal Public Administration to cover for payments on mining rights, surcharges and other indebtments still pending in order to reestablish the title mentioned bellow under the terms it was originally granted, and that he is proceeding as well to transfer the title holding of the rights derived from the following mining concession:

LOT N° 4

Name of the LOTS	“LA MEXICANA”
Type of Concession	Exploitation
Title number	211981
Location	Municipality of Chínipas, State of Chihuahua
Surface	674.7236 Hectares

By such virtue, then, it is also his will and agrees that, as soon as the Title of the mentioned Mining Concession is reestablished, it be incorporated automatically to the contracts stipulated in this present instrument.

8. The RIGHTS are free of any encumbrance, affectation, lien or limitation of domain of any nature and that, excepting the Contracts mentioned in this document, he has not celebrated nor will celebrate any other contract, nor has he executed or will execute any act regarding THE LOTS that might lien, affect or limit in any way whatsoever these rights.

9. on 9th June 2005, in the city of Chihuahua, State of Chihuahua, MINAS DE TOPAGO, S.A. DE C.V. as ASSOCIATE, celebrate with CORPORACIÓN AMERMIN, S.A. DE C.V. as PRINCIPAL ASSOCIATE a Partnership Association Contract regarding the LOTS that have been specified in this present Declaration and through which the PRINCIPAL ASSOCIATE contributes the amount of US$100,000.00 (One hundred thousand American Dollars) for the extraction, exploitation, ore dressing and trade of minerals and is granted the right to receive 60% (Sixty per cent) of net gains, and the ASSOCIATE 40% (Forty per cent) of said profits; and that likewise on the 12th December 2005 he celebrated a Covenant by means of which the mentioned conventions (or agreements) were modified, it being stipulated as an obligation by CORPORACIÓN AMERMIN, S.A. DE C.V. to invest the amount of US$2’000,000.00 (Two million American Dollars) for exploration development of the mining claims, matter of this present contract, and likewise, both agreed that the PRINCIPAL ASSOCIATE would have the right to receive 80% (Eighty per cent) of net profits and the ASSOCIATE the right to perceive 20% (Twenty per cent) of said net profits from the exploitation, development and trade of the mining project and, in this order, it is his will, that the Partnership Association Contract dated 9th June 2005 and its modification of 12th December 2005 be suspended during the current status of the EXPLORATION AND EXPLOITATION CONTRACTS as well as of the SURRENDER OF PROPERTY CONTRACT IN ORDER TO TRANSFER THE TITLE HOLDING OF THE MINING CONCESSIONS that through the means of this instrument are being celebrated and which will start to be in effect again in the event the present contracts are cancelled or terminated through the will of both parties.

The CONCESSIONAIRES also manifests having received from THE EXPLORER the amount of US$136,000.00 (One hundred and thirty six thousand legal tender of the United States) on account of the Partnership Association Contract.

10. The CONCESSIONAIRE wishes to grant to EXPLORER, in this act, the exclusive right to explore and exploit THE LOTS under the terms and conditions established in these Contracts; that regarding what herein is stated, it remains expressly understood that the EXPLORER’S right to explore and exploit regarding THE LOTS will begin to be in effect as of the date of ratification before Notary Public of this document by both parties, taking into consideration that THE EXPLORER is qualified to undertake the exploration and exploitation  of said LOTS, and likewise, the person, private or company this latter designates, must be equally qualified to such an end.

11. Furthermore, the CONCESSIONAIRE wishes to celebrate with THE EXPLORER, in this act, a formal Contract for the Surrender of Title Holding of the Rights granted by the Mining Concessions under the terms and conditions of this document.

II. The EXPLORER declares that:

1. It is a mercantile society established accordingly to Mexican law in the city of Chihuahua, State of Chihuahua on the 9th August 1995 as per Public Writ number 9311 of Volume 173, and authorized on the 10th August 1995 by Notary Public number 2 for the Morelos Judicial District of the State of Chihuahua; is inscribed in the Public Registry of Commerce per Folio of the Records Proceedings System number 21164*10; and its Federal Taxpayers Registry number is CAM-950810-K77; that its social object is the purchase, sale, acquisition by any concept, alienation, trade, import and export of all kinds of material and articles related with the mining and metallurgical industry in general, with civil engineering and with construction in general; and is qualified, among other activities, to acquire mining concessions on exploration and exploitation or their contractual rights for exploration and exploitation of any kind of minerals, as well as to encumber, lien or in any other manner alienate concessions and rights; and to exploit earth dumps, tailings, grease piles, drosses and all kinds of articles and materials related with its social object.

2. That Mr. Ramiro Trevizo Ledezma is the Legal Representative of the mentioned mercantile society in his personality as Sole Administrator; that he has been empowered with the utmost of faculties and General Powers for Litigation and Collection, Acts of Administration and Dominion to manage the businesses and social goods as per testified in the Corporation’s Charter and which have not been revoked or limited in any way whatsoever.

3. That he is personally acquainted with THE LOTS and accepts this present instrument under the established conditions in the CONCESIONAIRES’ Declarations. However, THE EXPLORER reserves the right to carry out, to his full discretion and during a period of six (6) months as of the signature and ratification by both parties of these Contracts, the technical and legal audits that he deems necessary in order to confirm, among other things, the title holdings, the current status, location, protected surface, boundaries and compliances to the corresponding obligations of THE LOTS and, should there be discrepancies with what has been declared by the CONCESSIONAIRE, this latter will commit himself to put a solution to them within a reasonable length of time. If during the period of six (6) month THE EXPLORER fails to notify the CONCESSIONAIRE of the need of solutions to irregularities, it will be understood that THE EXPLORER accepts the conditions established in the CONCESSIONAIRES’ Declarations.

4. He wishes to celebrate with CONCESSIONAIRE a Mining Exploration Contract regarding THE LOTS that THE EXPLORER himself, in agreement to the applicable legal dispositions, acquires the exclusive right to explore and exploit THE LOTS under the terms and conditions of these Contracts.

CLAUSES

EXPLORATION AND EXPLOITATION CONTRACT

FIRST. THE CONCESSIONAIRE, in this act, transfers to EXPLORER, under the terms of the applicable legal dispositions, the exclusive right to explore and exploit the lots but agreeing to the following stipulations:

1. TIME IN EFFECT. The exclusive right to explore and exploit THE LOTS will begin as of the date of ratification of this present document before Notary Public.

2. The exploration and exploitation, object of this Contract, comprehends, among others, the works that permit localizing, identifying and quantifying the mineral substances existing within THE LOTS and they consist in geological, geophysics and geochemical investigations and recognitions including topographical undertakings, any kind of drilling and mining works such as open pits, tunnels, headings, crosscuts, shafts and any other THE EXPLORER considers convenient for the purposes of mining exploration and exploitation.

3. THE EXPLORER is authorized to execute, at his own risk and cost, all the works, as well as to build structures, buildings, improvements, access roads and others, and to install and make use of the machinery and equipment needed for exploration and exploitation, and these can be removed at any time during the current status of this Exploration and Exploitation Mining Contract and during an additional 90 (ninety) natural days as of the date of its termination. It is understood that the permanent fortification works, props and in general the required structures to keep the mines stable and in safety will not be removed according to what is foreseen in Fraction V of Article 27 of the LAW.

4. THE CONCESSIONAIRE, on his part, will aid THE EXPLORER, should it be necessary, to negotiate with the proprietors and surface owners covering the LOTS, the granting of any authorization, permit or bondage esteemed necessary to carry out the works and buildings, be these temporary or permanent and already referred to in the immediately previous numeral, including the request and obtention of expropriations, temporary occupation or the constitution of servitude within the indispensable premises in order to carry out the undertakings and exploration and exploitation labors, as well as to dispose of earth dumps, tailings, grease piles and drosses in agreement to Fraction IV of Article 19 of the LAW for as long the title holding of the mining concession rights is transferred and which is mentioned farther ahead. Likewise, as of this moment, the CONCESSIONAIRE commits himself to aid the EXPLORER in all and each of the required proceedings before the Secretary of the Environment and Natural Resources in order to carry our OPERATIONS under the terms of this Contract.

As long as the proceeding and registry of this present contract are taking place and for as long as it may require, the CONCESSIONAIRE, within the framework of the applicable dispositions to private persons before the Public Federal Administration, authorizes the EXPLORER to hear and receive notifications, carry out proceedings, take measures and carry out appearances esteemed necessary in administration procedures linked to the mining concessions object of these present contracts, including the interposition of  administration resources.

5. The counterclaim for the right to explore that the CONCESSIOAIRE grants to the EXPLORER, as per this Contract, means the obligation that the EXPLORER undertakes, during the current status of same, to execute the exploration and exploitation tasks and the carrying out within the LOTS of the corresponding investments to this concept under the terms and conditions established by the LAW and its REGULATION as per the year in current course of the LOTS. Investments will be carried out by the EXPLORER, preferably under the headings indicated in Article 29 of the LAW. As of this moment, the CONCESSIONAIRES grant to the EXPLORER the right to carry out these obligations, and this latter commits himself to do them, in addition to the payments on mining rights and rendering proof to CONCESSIONAIRES that he has complied to such obligations.

6.  Also, as a counterclaim for the right to explore that the CONCESSIONAIRE grants to the EXPLORER, means the investment of US$2’000,000.00 (Two million USD) for exploration purposes the EXPLORER commits to carry out in order that, every 12 (twelve) months as of the date of signature of this present contract, plus an additional three months for estimation and final adjustments and with the purpose in mind of procuring, as per international standards 43/101 (forty three diagonal one hundred and one), the in situ positive reserves and the in situ probable reserves of the resources economically minable because based on such information and due to the percentages this Instrument extends in relation to the international market quotations of Au (gold) or gold equivalent in silver at the price of ounce of gold, the price for the payment of the transfer of the Title holdings will be determined of the Rights granted by the Mining Concessions of the LOTS, matter of this present instrument.

For all proper effects, the audits referred in the immediately above stated paragraph, will be carried every 12 (twelve) months until the last Dollar is invested of the US$2’000,000.00 (Two million USD); two or more audits can be carried out during that time.

7. It will be the responsibility of the EXPLORER, during the current status of this Contract, and, should it be terminated within the first five months of the calendar year in question, without exempting the CONCESSIONAIRE of his obligations before the SECRETARY, what is indicated in numeral 4 of this FIRST Clause and numeral 4 of SECOND Clause of this document regarding the report of proof of works carried out within the LOTS during the previous calendar year up to that date and rendering copy of same to CONCESSIONAIRE. Likewise, the EXPLORER commits himself to a yearly written report addressed to the CONCESSIONAIRE on the exploration and exploitation works that have been done and will deliver to same, an account of the investments in agreement to the indications in the preceding numeral 4, including general information of such investments. These yearly reports must be delivered to the CONCESSIONAIRE within the following 60 (sixty) natural days of the calendar year in question; the EXPLORER, on first opportunity, will present to the SECRETARY the reports and the proofs to which he is obliged and referred to in the REGULATIONS per the indicated regularity, complying at every instance with the content of Article 28 of the LAW.

8. During the execution of exploration and exploitation, object of this Contract, the EXPLORER commits himself to:

a) Execute exploration and exploitation works according to good mining practices as per the LAW and its REGULATION, and accepting other legal dispositions related with mining activities.

b) Cover for mining rights referred to in the corresponding Article of the Federal Law of Rights on mining concessions regarding the LOTS and for which, the CONCESSIONAIRE will grant to him the required documentation, the EXPLORER thus, being authorized to pay at the banking institution of his choice.

c) Repair and take care of the starting point landmark of the LOTS, to which the CONCESSIONAIRE commits himself to deliver to the EXPLORER the corresponding documentation such as field expert’s works, certificates of landmark placing and others that may be needed.

d) Deliver to the CONCESSIONAIRE within 60 (sixty) natural days following the termination of this Exploration and Exploitation Contract should this Surrender of Property of Rights granted by the Mining Concessions, that will indicated farther ahead, doesn’t follow through, all information having been generated in addition to the documentation listed in the execution of the tasks undertaken during the last calendar year in which this Exploration and Exploitation Contract was current; furthermore, the EXPLORER will deliver to the CONCESSIONAIRE a report on OPERATIONS carried out within the LOTS, which will include a report regarding the deposits or mineral ore bodies that might have been discovered within premises as well as the geology, mining and sampling endeavors in addition to the corresponding assays that might have been done, with copies of the geological, topography and drilling  prints carried out. Likewise, the EXPLORER will make available to the CONCESSIONAIRE the remnants and cores of the samples taken through drilling that might have been done within the LOTS.

Both parties acknowledge that the information generated by exploration and exploitation within the LOTS is of a reserved nature and an industrial secret and thus, both parties commit themselves to keep such a secret during the current status of these Contracts and as long as there exists a bond between them; by reason of same, any information that the parties communicate to each other and has not been publicly known beforehand in any manner, must be kept in secrecy by both, unless there exists an expressed authorization and common agreement by both parties.

e) Give answer to labor matter obligations, on Social Security, Fiscal and others regarding the EXPLORER’S personnel working within the LOTS on account of the exploration and exploitation he carries out as per this Contract.

f) Indemnify, remove peacefully, defend and maintain safe the CONCESSIONAIRE from any law suit, claim, harm, damage, responsibility, Court sentence, action, costs or expenses, including those legal that might be imposed on him, or made valid, or that might be incurred in by reason of harm or damages caused by the EXPLORER’S actions due to this Contract, and beginning as of the signature and ratification of same and for as long as it remains current.

g)  Comply with the dispositions referred to in Articles 34 and 39 of the LAW, in consequence of which the EXPLORER will be the sole responsible of minimizing those environmental impacts that might rise as a result of his exploration and exploitation activities within the LOTS; likewise, as of this moment, he commits himself to the CONCESSIONAIRE, to restore, repair, restitute and reforest those areas that might have been affected by such activities, all the before stated, as of the EXPLORER’S beginning his exploration and exploitation activities, which be the case because the CONCESSIONAIRE, as has already been established, will be the only responsible before the competent authorities of the Environment, whichever these may be, for the operations carried out within the LOTS.

9. As before stated and during the current status of this Contract, it is the EXPLORER’S obligation to do and prove compliances to the obligations set in Articles 27, 28, 29 and others applicable of the LAW and to those corresponding to the REGULATIONS.

PROMISE OF SURRENDER OF PROPERTY OF TITLE HOLDINGS OF RIGHT GRANTED BY THE MINING CONCESSIONS

SECOND. THE CONCESIONAIRE, in this act, promises to Surrender the Property of the Title Holdings granted by the Mining Concessions that have been described in Declaration 1 (one) of this instrument to the EXPLORER once two years have lapsed as of the date of ratification of this document before Notary Public or until the investment is completed as stipulated in the FIRST Clause, without reserve or any limitation, free of burden, limitation or lien, under the terms of Article 83 of the REGULATION, within the following 30 (thirty) natural days as of the date payments are fully covered and in agreement to the following:

1. The term within which the EXPLORER, as per applicable dispositions, can carry out total payment and be in exercise of, at any moment, of the right of transfer of the rights of the Mining Concessions, object of this instrument, the Title holding by the CONCESSIONAIRE, lies within a time lapse of 5 (five) years beginning as the moment of ratification of this present instrument before Notary Public, period within which, the price will be paid for the transfer of the Title holding granted by the Mining Concessions, matter of this present instrument.

2. In the event that on the date of effect, under the terms of this document, the right of transfer of the Title holding of the rights of the Mining Concessions, there still be pending requirements or formalities for the transfer of such dominion to the EXPLORER, the current status of these Contract will be extended for as long as it be necessary to such an effect.

3. The CONCESSIONAIRE commits himself that during the term stated, he will not burden or limit in any way whatsoever, the RIGHTS, nor will he celebrate any contract regarding the LOTS except with the EXPLORER, and thus he guarantees the existence, legitimacy and availability of the rights in reference.

Likewise, the CONCESSIONAIRE commits himself not to request refusal or reduction of the area in concession protecting the LOTS without the express written authorization of the EXPLORER and thus, consequently, agreeing in common to such an action.

4. The EXPLORER commits himself to comply with the execution and proof of work of the exploration and exploitation undertakings and of other obligations referred to in Articles 27, 28, 29 and others applicable of the LAW and REGULATIONS, just as is mentioned in numerals 7, 8 and 9 of the FIRST Clause. As of this moment, the CONCESSIONAIRE grants to the EXPLORER the right to proceed with these obligations and this latter obliges himself to carry them out, in addition to the payments on mining rights and making known to the CONCESSIONAIRE the proofs that demonstrate compliance to such obligations.

5.  For the Surrender of Property of the Rights granted by the Mining Concessions, matter of this present instrument, the EXPLORER will pay to the CONCESSIONAIRE, 1% (one per cent) of the international market quotation of Au (gold) or gold equivalent in silver at the value of ounce of gold of the in situ positive reserves, and 0.5% (zero dot five per cent) of the international market quotation of Au (gold) or gold equivalent in silver at the value of ounce of gold of the in situ probable reserves, as per the results of the audits referred to in numeral 6 of the FIRST Clause of this present instrument, and multiplied by the average of the quotation of gold (Au) for the 12 (twelve) previous months to the audit of the corresponding year, but without the price exceeding the amount of US$7’000,000.00 (Seven million USD), plus 15% of Added Value Tax (IVA), price that will be paid for in the amounts that bellow are indicated within the lineaments specified and in ninety days terms to the corresponding year, as per the following:

a) At the moment of ratification of this present document, the total amount of US$30,000.00 (Thirty thousand USD), plus 15% (fifteen per cent) in Added Value Tax.

b) On the 24th November 2006, the amount of US$15,000.00 (Fifteen thousand USD) plus 15% (fifteen per cent) in Added Value Tax.

c) On the 24th January 2007, the amount of US$45,000.00 (Forty five thousand USD) plus 15% (fifteen per cent) in Added Value Tax.

d) On the 24th April 2007, the amount of US$90,000.00 (Ninety thousand USD) plus 15% (fifteen per cent) in Added Value Tax.

e) On the 24th July 2007, the amount of US$90,000.00 (Ninety thousand USD) plus 15% (fifteen per cent) in Added Value Tax.

f) On the 24th October 2007, the amount of US$90,000.00 (Ninety thousand USD) plus 15% (fifteen per cent) in Added Value Tax.

The CONCESSIONAIRE grants a term of grace of 30 natural days after the date in which payment fall due.

6.  Within the lineaments in numeral 6 of the FIRST Clause and numeral 5 of the SECOND Clause of this present instrument, as soon as audit results are got as well as their adjustments for the obtention of the volume of the in situ positive reserves and of the in situ probable reserves, the gold (Au) quotation average will be determined based upon the 12 (twelve) previous months to the audit of that corresponding year: 1% (one per cent) of the in situ positive reserves and 0.5% (zero dot five per cent) of the in situ probable reserves, and as per the results obtained; partial amounts that might have already been paid to the CONCESSIONAIRE within the 12 (twelve) previous months of the corresponding audit will be deducted and, in the event the amount should show a difference in amount in favor of the CONCESSIONAIRE, such will be placed under a calendar schedule payable during the following 48 (forty eight) months or during the months remaining in the contract, but always within the 5 (five) years duration.

In the event the CONCESSIONAIRE, within the 12 (twelve) month period previous to the corresponding audit, has been paid an amount in excess of 1% (one per cent) of the in situ positive reserves and 0.5% (zero dot five per cent) of the in situ probable reserves, such difference will be charged to the CONCESSIONAIRE and will be compensated from the amounts still pending payment during the next 48 (forty eight) months or during the months still remaining in contract, but always within the 5 (five) years duration.

7. The term within which to pay the price for the Surrender of Property of the Title Holdings of Rights granted by the Mining Concessions, matter of this present contract, will be 5 (five) years beginning as of the ratification before Public Notary. Due to such a reason, the calendar of payments of the resulting amount of 1% (one per cent) of the international market quotation of Au (gold) or gold in silver equivalent at the value of ounce of gold of the in situ positive reserves, and 0.5% (zero dot five per cent) on the international market quotation of Au (gold) or gold in silver equivalent at the value of ounce of gold of the in situ probable reserves, regarding the average Au (gold) quotation of the previous 12 (twelve) months to the audit, but without the price exceeding the amount of $7’000,000.00 (Seven million USD) plus 15% of Added Value Tax, will be determined by percentages in regards to each year’s duration and, to such, the first year payments will be equivalent to 5% (five per cent); the second year 10% (ten per cent); the third year 20%; the fourth year 25% (twenty five per cent) and the fifth year 40% (forty per cent) of the price or of the  deferred balance in favor of the CONCESSIONAIRE.

For the purposes of payment of this present contract THE CONCESSIONAIRE accepts having received the amount of US$136,000.00 (One hundred and thirty six thousand USD) on account of the Partnership Association Contract already referred to in numeral 9 of the First Declaration of this present instrument and such, it is considered part of the payment of the stipulated price in numeral 5 of the Second Clause of this present instrument.

8. All payments referred to in this present contract must be extended by EXPLORER to CONCESSIOANIRE, without requirement of previous advice, at the offices of the former located on Calle Ankara number 1800, Col. Mirador, of the city of Chihuahua, State of Chihuahua.

9. It is expressly agreed that EXPLORER will have the right to terminate this Contract of Promise at any time through a written notification addressed to the CONCESSIONAIRE and without any added obligations to those here agreed, and will be liberated from the payments stated in letters b to f of numeral 5 as well as of the remaining balance still charged to EXPLORER and that had been programmed during the balance of the current status of the contract, and whose dates have not yet fallen due. However, EXPLORER will be committed to comply with exploration and exploitation undertakings and the payment on mining rights he might have obliged himself to during the current status of these Contracts, even though the term to comply to such obligation falls after the date of termination of same, and in a proportional manner to such a date.

COMMON TO BOTH CONTRACTS

THIRD. Parties commit themselves, mutually and expressly, to faithfully comply with the obligations referred to in Article 27 of the LAW in whatever corresponds to each by virtue of these Contracts and not to fall into any cause of nullity, cancellation, suspension or insubstinence of rights referred to in the corresponding Articles of the LAW and the REGULATION as, otherwise, as of this moment, each commits itself to the other, to put a solution to and, be it the case, to repair damages and harms that the party whose non compliances to any of its obligations might have cause its counterpart. However, EXPLORER, if he so decides, can aid the CONCESSIONAIRE in defending the RIGHTS should non compliance be imputable to these latter, and in the understanding that fees and other expenses that this may generate will be deducted from the payments referred to in numeral 5 of the Second Clause.

FOURTH. EXPLORER expressly commits himself to request the inscription of these contracts in the REGISTRY as well as of the Contract or Contracts of Surrender of Property of the RIGHTS conferred by the Mining Concessions of the contracts that might have been celebrated. To such, the CONCESSIONAIRE commits himself to cooperate with EXPLORER in anything necessary that the mentioned inscriptions be carried out without delays.

FIFTH. All expenses, fees and taxes occasioned by the granting and inscription of these documents, as well as of the granting of the definite Contracts that surrender the property of the rights conferred by the Mining Concessions protected by the Mining Concession Titles, will be charged to EXPLORER

SIXTH. The CONCESSIONAIRE commits himself to deliver to EXPLORER all information required from him concerning these Contracts, as well as to sign, accredit and comply with any other needed requirement so EXPLORER may exercise the rights herein conferred to him.

SEVENTH. Parties agree that these present Contracts can be terminated by any of the following causes:

1. If the EXPLORER should notify the CONCESSIONAIRE, before the current status of these Contracts, of his decision to terminate them in advance.

2. If CONCESSIONAIRE decides to terminate these Contracts in the event EXPLORER does not comply with his commitment of delivering to him the yearly reports described in the FIRST Clause, numeral 7; payments agreed in the SECOND Clause, numeral 5 and rest of obligations corresponding to him by virtue of this instrument and whose non compliance should subsist for a period exceeding 60 (sixty) natural days after the date in which EXPLORER received written notification from CONCESSIONAIRE requesting compliance to his obligations.

3. Once the parties have transferred the title holding of the RIGHTS conferred by the Mining Concessions covered by the Mining Concession Titles as per the SECOND Clause of these Contracts, and there be no requirements or formalities pending in order to transfer dominion to EXPLORER.

The date of termination of this instrument will be effective as of the day in which the EXPLORER notifies CONCESSIONAIRE that he does not wish to continue with these contracts, case number 1 before stated. On the day 60 (sixty) natural days fall due as of the date of reception of the mentioned notification; case number 2, before stated, if and ever EXPLORER  had not begun necessary proceedings to remedy the non compliance in question within this time limit. And on the day there be no requirements or formalities left pending to solve in case 3 before mentioned.

At the end of the Contracts, be them in advance or on the date they fall due, and with the object in mind of proceeding to the cancellation of the inscription in the REGISTRY of same as per indications in first paragraph of Article 51 of the LAW and the last paragraph of Article 89 of the REGULATIONS, as of this moment, parties commit themselves to ratify before Notary Public or Public Broker the document wherein is consigned the consent of both parties for such a termination.

EIGHTH. All communications between parties as per these Contracts will be in writing, delivered at the address of the parties they are addressed to, in person or by means of telegram, confirmed fax, certified mail with acknowledgement of receipt or specialized courier service and, to such, the parties authorize and state the following addresses:

A. The CONCESSIONAIRE: Calle 5 de Mayo number 3404, Col. Guadalupe. C. P. _____ of the city of Chihuahua, State of Chihuahua, c/o Mr. Miguel Cervantes Soto.

B. The EXPLORER: Calle Ankara number 1800, Col. Mirador, C. P. 31270 of the city of Chihuahua, State of Chihuahua, c/o Mr. Ramiro Trevizo Ledezma.

It is the obligation of both parties to notify each other in an evidencing manner and within the following ten able days of a change of address and representative.

NINTH. In the event that the REGISTRY should consider that this document and those derived from it be presented as public writs, the CONCESSIONAIRE authorized the EXPLORER, as of this moment, to place them as Public Writs before a Notary Public of his choice and without the CONCESSIONAIRE’S appearance being required.

TENTH. The contracting parties will be relieved of the compliance to their obligations by causes of force majeure or by a fortuitous event and for as long such force majeure or fortuitous event last. The affected party must notify its counterpart, as soon and as it is possible, that there has a occurred a case of force majeure or fortuitous event. Once these come to an end, the affected party will notify in writing its counterpart and will reassume compliance to its obligations and the exercise of its rights. It will be understood as cause majeure or fortuitous events, such happenings  as general type labor problems either regional or national; action of the elements such as meteorological phenomena, bad weather, floods, landslides, cave ins, earthquakes and prolonged droughts; laws, regulations, ordinances and requests by part of government agencies; ordinances and court verdicts; the impossibility to obtain under acceptable or reasonable terms and conditions any license, permit or authorization, public or private; lockouts or work suspensions in order to remedy or avoid violations, real or assumed , present or future of federal, state, or local laws on environmental protection; wars or conditions attributable to these either declared or not; mutinies or revolts; civil catastrophes; fires; explosions; onerous occurrences; or any other cause be it similar or not to the ones before stated with the exception of the impossibility of complying to financial type obligations.

ELEVENTH. Parties agree in that the EXPLORER will have the right to cede, total or partially, the rights and obligations he acquires by virtue of these Contracts through previous written authorizations from the CONCESSIONAIRE, in the understanding that the CESSIONAIRE expressly subrogates, and in writing, the compliance of the corresponding obligations and finds himself legally qualified to acquire such rights and obligations under the terms of the applicable legal dispositions within the United States of Mexico, and in the understanding that any cession of rights and obligations will begin to be legally in effect as of the date the CONCESSIONAIRE authorizes, in writing, of such a cession.

Parties agree that, as long as these Contracts are kept in a current status, they will be valid and obligatory for the contracting parties and also to their respective successors of parties’ cessionaries.

TWELFTH.  This Contract is obligatory for both parties, their heirs, successors or cessionaries. Parties, regardless the nature of this instrument, expressly declare that in the conventions, object of same, there is no harm and, even if there were, they renounce expressly to their right of requesting the relative nullity referred to in the respective Articles of the Federal Civil Code applicable in the whole of the Republic of Mexico in matters Federal and in the correlative Articles of the Civil Codes of all the Entities of the United States of Mexico.

THIRTEENTH.  The Mining Concession Title number 211981, that protects “LA MEXICANA” LOT, located in the Municipality of Chínipas, State of Chihuahua, on a surface of 674.7236, and whose details are described in numeral 7 of the Declarations of the CONCESSIONAIRE, as soon as it is reestablished as per the terms it was originally granted and the Title holding is transferred to CONCESSIONAIRE, will be automatically incorporated to the contracts stipulated in this present instrument.

FOURTEENTH. The Partnership Association Contract celebrated on the 9th June 2005 in the city of Chihuahua, State of Chihuahua, as well as its modification of the 12th December 2005, will be suspended but not cancelled during the current status of the MINING EXPLORATION AND EXPLOITATION CONTRACTS AND CONTRACT OF SURRENDER OF RIGHTS FOR THE TRANSFER OF TITLE HOLDING OF MINING CONCESSIONS, which will begin to be in effect anew in the event the contracts referred to in this present instrument be rescinded or terminated by both parties willingly or by any other reason and, as of that condition, the Partnership Association Contract will revert to a condition of current status, the PRINCIPAL PARTNER being in the obligation of investing the amount of US$2’000,000.00 USD (Two million USD) in order to develop the exploration within the mining claims that are matter of this present contract, and the right of the PRINCIPAL PARTNER to receive 80% (Eighty per cent) of the net profits, as well as the right of the ASSOCIATED PARTNER to receive 20% (Twenty per cent) of the exploitation, development and trade of the mining project.

In case that the MINING EXPLORATION AND EXPLOITATION CONTRACTS AND CONTRACT OF SURRENDER OF RIGHTS FOR THE TRANSFER OF THE TITLE HOLDING OF THE MINING CONCESSIONS, by any circumstance be rescinded or terminated by the will of both parties or by any other reason, the ASSOCIATED PARTNER commits himself to recognize and consider as valid for investment purposes the amount of

US$2’000.000.00 USD (Two million USD), the amounts that up to that moment have been applied for exploration, and the PRINCIPAL PARTNER would only be obliged to invest the remaining amount in order to satisfy the investment agreed upon.

FIFTEEN TH. These Contracts are celebrated under the terms of Article 78 of the Code of Commerce, are of a mercantile nature and reason why, for whatever is not explicitly agreed upon herein and for the interpretation and compliance with same, the LAW and its REGULATION as well as the Mercantile Legislation will be applied, and, as supplementary, the Federal Civil Code applicable in the whole of the Mexican Republic in Federal Matters for what is not foreseen in the first two legislations. For the resolution of any controversy that might arise by reason of this document, parties subject themselves expressly to the jurisdiction of the competent courts of law of the city of Chihuahua , State of Chihuahua, and so renouncing to any other jurisdiction that might correspond to them by reason of the current or future domiciles or by any other reason.

SIXTEENTH. These present Contracts leave any others that the parties might have celebrated previously without effect in relation to the LOTS and different of the ones here established and, as of date, any other agreement, letter of intention or whatever other judicial instrument that the parties might have celebrated among themselves or with third parties, is herein rescinded, whatever their nature might have been.

This document is written in five copies, one for each of the parties, another for Notary purposes, two for the REGISTRY and, having been read by both concerned, it is signed and ratified in all of its terms for due evidence, by CONCESSIONAIRE and EXPLORER, on the 23RD October 2006, in the city of Chihuahua, State of Chihuahua.

THE CONCESSIONAIRE Signature: /s/	THE EXPLORER Signed: /s/

MINAS DE TOPAGO, S.A. DE C.V. Represented by: /s/ Miguel Cervantes Soto Mr. Miguel Cervantes Soto	CORPORACIÓN AMERMIN, S.A. DE C.V. Represented by: /s/ Ramiro Trevizo Ledesma Mr. Ramiro Trevizo Dedesma

Tara Gold Millionaria 100 Percent Buyout 2-17-07